EXECUTION VERSION

TUPPERWARE BRANDS CORPORATION
as Issuer,
DART INDUSTRIES INC.
as Guarantor,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

4.750% Senior Notes due 2021
______________________________
INDENTURE
Dated as of June 2, 2011
______________________________

1

CROSS-REFERENCE TABLE
Certain Sections of this Indenture relating to Sections 310 through
318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.9
(a)(2)	7.9
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.9
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	N.A.
(b)	12.4
(c)	12.4
313(a)	7.10
(b)(1)	N.A.
(b)(2)	7.10
(c)	7.10
(d)	7.10
314(a)	4.7
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	N.A.
(e)	12.5
(f)	N.A.
315(a)	7.1
(b)	7.5
(c)	7.1
(d)	N.A.
(e)	6.14
316(a)(last sentence)	1.1
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	N.A.
(b)	6.8
(c)	9.3
317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
318(a)	N.A.
______________
Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE, dated as of June 2, 2011 among TUPPERWARE BRANDS CORPORATION, a Delaware corporation (the “Company”), DART INDUSTRIES INC., a Delaware corporation, as guarantor (the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Company's 4.750% Senior Notes due 2021 (the “Initial Notes”) and, if and when issued in exchange for the Initial Notes as provided in the Registration Rights Agreement, the Company's 4.750% Senior Notes due 2021 (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes, the “Notes”):
ARTICLE I
Definitions and Incorporation by Reference
Section 1.1. Definitions
“Actionable Event” means each of a Bank Actionable Event, a Note Actionable Event and, with respect to any other First Lien Obligations, the occurrence of (1) an Event of Default (as defined in the document governing such First Lien Obligation) that consists of a default in payment of principal of or premium, if any, at maturity with respect to such First Lien Obligation or (2) an acceleration of payment of principal of and premium, if any, and interest with respect to such First Lien Obligation following an Event of Default under the document governing such First Lien Obligation.
“Additional Interest” means any additional interest then due and payable pursuant to the Registration Rights Agreement.
“Additional Notes” means the Notes issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.6, 2.9, 2.11 or 3.6 of this Indenture).
“Administrative Agent” means JPMorgan Chase Bank, N.A., acting in its capacity as administrative agent under the Credit Agreement, or any successor thereto.
“Authorized Representative” means each of the Trustee, the Collateral Agent, and any authorized representative that represents any holders of any other First Lien Obligations.
“Bank Actionable Event” means the occurrence of (1) an event of default (as defined in the Credit Agreement) that consists of a default in payment of principal of or premium, if any, at maturity of the obligations under the Credit Agreement or (2) an acceleration of payment of principal of and premium, if any, and interest on the obligations under the Credit Agreement following an event of default under the Credit Agreement.
“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state or foreign law for the relief of debtors.
“Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place of payment.
“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock.
“Collateral” means the Material Marks in which a Lien is purported to be granted to secure obligations in respect of the Guarantee pursuant to the Security Documents.
“Collateral Agent” means JPMorgan Chase Bank, N.A., acting in its capacity as collateral agent under the Security Documents, or any successor thereto.
“Company” means the Person named as the “Company” in the preamble to this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor Person.
“Consolidated Net Tangible Assets” means, as of any date of determination, the aggregate amount of all assets (less depreciation, valuation and all other reserves and items deductible therefrom under GAAP, reflected on the Company's most recent consolidated balance sheet contained in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the SEC, less (1) all current liabilities; and (2) intangible assets, including, without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on such balance sheet.
“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered; which office at the date of the execution of this Indenture is located at the address specified in Section 12.2 or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among the Company, Tupperware International Holdings B.V., the Administrative Agent, and the lenders from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
“Dart” means the Person named as the “Guarantor” in the preamble to this Indenture and its successors and assigns.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Exchange Notes” has the meaning specified in the preamble to this Indenture.
“First Lien Obligations” means obligations under the Notes and the Guarantee, the Credit Agreement and the related guarantee, and any other senior Indebtedness (existing or future) that has a pari passu Lien on the Collateral with the obligations under the Notes and the Guarantee, the holders of which are subject to the Intercreditor Agreement.
“Fitch” means Fitch Ratings Ltd., or any successor thereto.
“GAAP” means accounting principles generally accepted in the United States or any accounting principles permitted by the SEC for reporting companies (including, if applicable, International Financial Reporting Standards), as in effect from time to time.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a correlative meaning.
“Guarantee” means the guarantee by the Guarantor of the Company's obligations under this Indenture.
“Guarantee and Collateral Release Event” means the satisfaction of the following conditions: (1) the

Company delivers to the Trustee an Officer's Certificate confirming the guarantee and the Lien on the Collateral under the Security Documents relating to the Credit Agreement have been or, simultaneously with any release of the Guarantee and Collateral under the Security Documents relating to this Indenture, shall be released by the Administrative Agent with respect to the Credit Agreement; (2) the Notes have an Investment Grade Rating from two Rating Agencies (which, for avoidance of doubt, may include Fitch if it is then a Rating Agency), provided that the Company shall have been advised by each such Rating Agency that the release of the Collateral securing the Guarantee shall not result in such Rating Agency revising its rating of the Notes to below an Investment Grade Rating); (3) any other conditions set forth in the Security Documents shall have been satisfied; and (4) no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, if at any time following a Guarantee and Collateral Release Event, the rating on the Notes shall have been lowered by any one of the Rating Agencies referenced in clause (2) above to below an Investment Grade Rating, then the Guarantee shall thereafter be reinstated, on an unsecured basis, and again be in full force and effect for the benefit of the Holders of the Notes pursuant to this Indenture, unless and until the Notes subsequently attain an Investment Grade Rating from two Rating Agencies.
“Guarantor” means the Person named as the “Guarantor” in the preamble to this Indenture and its respective successors and assigns.
“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar's books.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning specified in the preamble to this Indenture.
“Initial Purchasers” means the Initial Purchasers named in the Purchase Agreement.
“Indebtedness” means, with respect to any Person at any time of determination, without duplication, the amount shown on the consolidated balance sheet of such Person as a liability in respect of (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person upon which interest charges are customarily paid or accrued by such Person, (4) all obligations of such Person for the deferred purchase price of property not constituting a current liability, (5) all capital lease obligations of such Person, (6) net obligations of such Person in respect of interest rate protection agreements, (7) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (8) all guarantees by such Person of Indebtedness of others, other than endorsements for collection or deposit in the ordinary course of business, and (9) all Indebtedness of others secured by any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed.
“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated as of the Issue Date, between the Guarantor and JPMorgan Chase Bank, N.A., as Collateral Agent, for the benefit of the parties specified therein, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement, dated as of the Issue Date, among the Company, the Guarantor, the Trustee, the Collateral Agent, the Administrative Agent and each additional Authorized Representative from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Issue Date” means June 2, 2011 (being the original issuance date of the Notes).
“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, but excluding pledges or deposits under worker's compensation, unemployment insurance or similar statutes, mechanics', workmen's or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens, certain liens for taxes, assessments or governmental charges or levies, landlord's liens on property held under lease, easements and other liens or encumbrances similar to the foregoing.

“Make-Whole Amount” has the meaning specified in the form of Note set forth in Exhibit A hereto.
“Material Foreign Jurisdictions” means the European Union (European Community trademarks), France, Germany, Mexico, South Africa and Switzerland; provided that a Material Foreign Jurisdiction shall cease to be a Material Foreign Jurisdiction if such jurisdiction ceases to permit the granting, recordation or perfection of security interests in the Collateral.
“Material Marks” means the pending applications and registrations for trademarks and service marks owned by Dart that are identified on Schedule I to the Security Agreement, in which a Lien is purported to be granted to secure certain obligations in respect of the Guarantee pursuant to the Security Documents (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable U.S. federal law), together, in each case, with the goodwill symbolized thereby in the United States and each Material Foreign Jurisdiction where the separation of the goodwill from the trademark or service mark shall result in the impairment or invalidity of the trademark or service mark rights, including, without limitation, the United States.
“Maturity” means, with respect to any Note, the date on which the principal of such Note or an installment of principal becomes due and payable as provided herein or therein, whether at Stated Maturity, upon optional redemption, upon acceleration or otherwise (including, any Change of Control Payment Date as to Notes to be repurchased at the option of the holder thereof in connection with any Change of Control Offer).
“Moody's” means Moody's Investors Service, Inc., or any successor thereto.
“Notes” has the meaning specified in the preamble to this Indenture.
“Note Actionable Event” means the occurrence of (1) an Event of Default that consists of a default in payment of principal of or premium, if any, at maturity of the Notes or (2) an acceleration of payment of principal of and premium, if any, and interest on the Notes following an Event of Default under this Indenture.
“Notice of Actionable Event” means a notice by the Administrative Agent, the Trustee or another Authorized Representative delivered to the Collateral Agent, stating that an Actionable Event under the Credit Agreement, this Indenture or document governing another First Lien Obligation, as applicable, has occurred. A Notice of Actionable Event shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received from the Administrative Agent, Trustee or another Authorized Representative, as applicable, a notice withdrawing such notice. A Notice of Actionable Event shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been rescinded.
“Offering Memorandum” means the final Offering Memorandum, dated June 2, 2011, relating to the Notes and the Guarantee.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Controller, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Legal Officer, the Secretary or the Assistant Secretary of the Company, as applicable.
“Officer's Certificate” means a certificate signed by any Officer of the Company or the Guarantor, as the case may be, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion from legal counsel to the Company who is reasonably acceptable to the Trustee. The counsel may be an employee of the Company.
“Outstanding” means, when used with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)	Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(3)	Notes as to which Defeasance has been effected pursuant to Section 8.1; and

(4)
Notes which have been paid pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Trust Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate or of such other obligor.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
“principal” means the principal of the Notes plus premium, if any, on the Notes, which is due or overdue or is to become due at the relevant time.
“Principal Property” means any real property or any permanent improvement thereon owned by the Company or any Subsidiary that has a net book value (after deduction of accumulated depreciation) in excess of 1% of Consolidated Net Tangible Assets.
“Purchase Agreement” means the Purchase Agreement, dated as of May 25, 2011, among the Company, the Guarantor and the Initial Purchasers.
“Rating Agencies” means each of Moody's and S&P and, if either of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company's control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, reasonably selected by the Company (as certified by a resolution of the Company's Board of Directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be; provided, however, that, if Fitch commences a rating of the Notes, then Fitch shall also be deemed to be a Rating Agency.
“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain holders of Initial Notes, to issue and deliver to such holders, in exchange for Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantor and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to purchasers of Additional Notes with respect to registration of such Additional Notes under the Securities Act.
“Remedy Period” means a period when a Notice of Actionable Event shall have been delivered by all of the Administrative Agent, the Trustee and any other Authorized Representative pursuant to the Intercreditor Agreement and none of such Notices shall have been rescinded.
“Restricted Period” means the 40 consecutive days beginning on and including the later of (1) the day on which the Initial Notes first are offered to Persons other than distributors (as defined in Regulation S under the Securities Act) and (2) the Issue Date or the date on which any Additional Notes are originally issued in the form of Initial Notes, as the case may be.
“Restrictive Notes Legend” means the Restrictive Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Company or any Subsidiary of any Principal Property (except for leases between the Company and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person; provided that the term “Sale and Leaseback Transaction” shall not include any arrangement in which the only participants are the Company and/or any of its Subsidiaries.
“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
“Securities Custodian” means the custodian with respect to the Global Note (as appointed by DTC), or any successor person thereto and shall initially be the Trustee.
“Security Agreement” means the Security Agreement, dated as of the Issue Date of the Notes, between the Guarantor and JPMorgan Chase Bank, N.A., as Collateral Agent, for the benefit of the parties specified therein, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Security Documents” means the Intercreditor Agreement, the Security Agreement, the Intellectual Property Security Agreement, and any other security agreements, instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Trustee and the Holders.
“Significant Collateral Security Failure Event” means, with respect to the United States or any Material Foreign Jurisdiction, the security interest created under the Security Documents ceases to be in full force and effect for a period of more than 30 consecutive days; provided that no such cessation shall be considered to be a Significant Collateral Security Failure Event if it occurs (1) in accordance with the terms of this Indenture and the Security Documents or (2) as a the result of a change in law in the United States or any Material Foreign Jurisdiction.
“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act (which as of the Issue Date, consists of House of Fuller S. de R.L. de C.V., Tupperware Products, S.A. and Tupperware Southern African (Proprietary) Ltd.).
“Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the payment of principal of such Note is due and payable (but excluding any provision providing for the repurchase of any Note at the option of the holder thereof upon a Change of Control Payment Date unless the holder thereof has exercised its option to have such Note repurchased).
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other business entity of which more than 50% of the outstanding voting stock (or equivalent equity interest) is owned, directly or indirectly, by the Company or by one or more other Subsidiaries (or a combination thereof).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (1) a so-called synthetic, off-balance sheet or tax retention lease or (2) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any debtor relief laws to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa‑77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, including, without limitation, any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by an individual listed above or has direct responsibility for the administration of this Indenture and for purposes of Section 7.1(b)(ii) and the second sentence of Section 7.5 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.
“Trustee” means the Person named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company's option.
“Value” means, with respect to a Sale and Leaseback Transaction, as of any date of determination, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction and (2) the sum of all costs to the Company or any Subsidiary incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by the Company or such Subsidiary at the time of entering into such Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Leaseback Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

Section 1.2. Other Definitions

Term	Defined in Section

“Affiliate”	2.10
“Agent Members”	2.1(d)
“Applicable Procedures”	2.6(a)
“Authenticating Agent”	2.2
“Change of Control Offer”	3.7
“Change of Control Payment”	3.7
“Change of Control Payment Date”	3.7
“Company Order”	2.2
“covenant defeasance option”	8.1(b)
“Definitive Notes”	2.1(e)
“Event of Default”	6.1
“Exchange Global Note”	2.1(a)
“Global Notes”	2.1(a)
“legal defeasance option”	8.1(b)
“Obligations”	10.1
“Paying Agent”	2.3
“QIBs”	2.1(a)
“Registrar”	2.3
“Regulation S”	2.1(a)
“Regulation S Certificate”	2.6(a)
“Regulation S Legend”	2.1(c)
“Regulation S Global Note”	2.1(a)
“Regulation S Note”	2.1(a)
“Resale Restriction Termination Date”	2.1(c)
“Restrictive Legend”	2.1(c)
“Rule 144A”	2.1(a)
“Rule 144A Certificate”	2.6(b)
“Rule 144A Global Note”	2.1(a)
“Rule 144A Note”	2.1(a)

SECTION 1.3. Rules of Construction For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) “including” means including (without limitation);
(4) words in the singular include the plural and words in the plural include the singular;
(5) all references to (a) Initial Notes shall refer also to any Additional Notes issued in the form of Initial Notes and (b) Exchange Notes shall refer also to any Additional Notes issued in the form of Exchange Notes, in each case, pursuant to Section 2.15;
(6) all references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be;
(7) as set forth in the definition of “principal” in Section 1.1, all references to “premium, if any” shall be deemed to include, to the extent applicable, (i) any premium payable in respect of the Notes in connection with a Change of Control Offer or (ii) any Make-Whole Amount payable in respect of the Notes, in each case unless the context otherwise requires. Solely for the avoidance of doubt, this Indenture and the form of the Notes set forth in Exhibit A and Exhibit B make specific references from time to time of premium, if any, to emphasize the application thereto of certain provisions of this Indenture to the Notes; and
(8) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.

ARTICLE II

The Notes

SECTION 2.1. Form and Dating.
(a)The Initial Notes are being offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Notes will be resold initially by the Initial Purchasers only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S. The Initial Notes may thereafter be transferred to, among others, QIBs and other purchasers in reliance on Rule 144A, Regulation S or another exemption under the Securities Act in accordance with the procedures described herein. The Initial Notes shall be dated the date of their authentication.
Initial Notes offered and sold by the Initial Purchasers to QIBs in the United States of America in reliance on Rule 144A (each, a “Rule 144A Note” and collectively, the “Rule 144A Notes”) shall be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
Initial Notes offered and sold by the Initial Purchasers outside the United States of America (each, a “Regulation S Note” and, collectively, the “Regulation S Notes”) in reliance on Regulation S shall be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the “Regulation S Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.
Exchange Notes exchanged for interests in a Rule 144A Note and a Regulation S Note shall be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit B hereto, which is incorporated by reference and made a part of this Indenture, including the appropriate legend as set forth in Section 2.1(c) (the “Exchange Global Note”) deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The Rule 144A Global Note, the Regulation S Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.”
The principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) upon written request of any Holder of at least $1,000,000 principal amount of Notes, wire transfer to an account located in the United States maintained and specified by the payee. Payments in respect of Notes represented by a Global Note (including principal and premium, if any) and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.
(b)Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
(c)Restrictive Legends. Unless and until (i) an Initial Note is sold under an effective registration statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,
(A) the Rule 144A Global Note shall bear the following legend (the “Restrictive Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE COMPANY OR THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.”
(B) the Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.”
(C) The Global Notes, whether or not an Initial Note, shall bear the following legend on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
(d)Book-Entry Provisions. (i)  This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.
(ii) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(c).

(iii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(e) to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(v) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(e), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(vi) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)Definitive Notes. (i)  Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive certificated Notes (“Definitive Notes”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (b) the Company executes and delivers to the Trustee and Registrar an Officer's Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request to do so from DTC.
(ii) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(g), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

SECTION 2.2. Execution and Authentication. An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000, (2) any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.15 and (3) any Exchange Notes for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by an Officer of the Company (a “Company Order”). Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Initial Notes (other than Additional Notes) which may be authenticated and delivered under this Indenture is limited to $400,000,000. Additionally, the Company may from time to time, without notice to or consent of the Holders, issue such additional principal amounts of Additional Notes as may be issued and authenticated pursuant to clause (2) of this paragraph, and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the same class pursuant to Section 2.6, Section 2.9, Section 2.10, Section 3.6, Section 9.5 and except for transactions similar to the Registered Exchange Offer.
The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto (if not otherwise a party to this Indenture) with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person (if other than the Company) pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person (if other than the Company), at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.
SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Company may change the Registrar or appoint one or more co-Registrars without notice.

In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company shall be responsible for the fees and compensations of all agents appointed or approved by it. Either the Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.
The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes, and the Trustee accepts such appointment. The Company also initially appoints the Trustee as custodian with respect to the Global Notes, and the Trustee accepts such appointment.
SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest (including any Additional Interest) on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal of and premium, if any, or interest (including any Additional Interest) when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of and premium, if any, or interest (including any Additional Interest) on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.6. Transfer and Exchange.

Notwithstanding any other provision of this Indenture or the Notes (other than Section 2.1(e) hereof), transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.6 shall be made only in accordance with this Section 2.6.
(a) Rule 144A Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Rule 144A Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(a), and subject to the Applicable Procedures (as defined below). Upon receipt by the Trustee, as Registrar, of (A) an order given by DTC or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Rule 144A Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate (a “Regulation S Certificate”), the form of which is set forth in Exhibit C hereto, duly executed by the owner of such beneficial interest in the Rule 144A Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in this Section 2.6. “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear System and Clearstream Banking, société anonyme or their successors or assigns, in each case, to the extent applicable to such transaction and as in effect from time to time.

(b) Regulation S Global Note to Rule 144A Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only in accordance with this Section 2.6(b) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) an order given by DTC or its authorized representative directing that a beneficial interest in the Rule 144A Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during (but only during) the Restricted Period, a Rule 144A Certificate (a “Rule 144A Certificate”), the form of which is set forth in Exhibit D hereto, duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note by such specified principal amount as provided in this Section 2.6.

(c) Rule 144A Non-Global Note to Rule 144A Global Note or Regulation S Global Note. If the holder of a Rule 144A Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Section 2.6(c) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note as provided in Section 2.3 and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) a Rule 144A Certificate, if the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case, satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 2.3 and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in this Section 2.6.

(d) Regulation S Non-Global Note to Rule 144A Global Note or Regulation S Global Note. If the holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Section 2.6(d) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Registrar, of (A) such Note as provided in Section 2.3 and instructions satisfactory to the Trustee directing that a beneficial interest in the Rule 144A Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member's account and (B) if the transfer is to occur during (but only during) the Restricted Period and the specified account is to be credited with a beneficial interest in the Rule 144A Global Note, a Rule 144A Certificate satisfactory to the Trustee and duly executed by such holder or his attorney duly authorized in writing, then the Trustee, as Registrar, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) as provided in Section 2.3 and increase the principal amount of the Rule 144A Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount as provided in this Section 2.6.

(e) Non-Global Note to Non-Global Note. A Note that is not a Global Note may be transferred, in whole or in part, to a person who takes delivery in the form of another Note that is not a Global Note in accordance with Section 2.3; provided, that if the Note to be transferred in whole or in part is (I) a Rule 144A Note or (II) a Regulation S Note and the transfer is to occur during (but only during) the Restricted Period, then, in each case, the Trustee, as Registrar, shall have received (A) a Rule 144A Certificate, duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Rule 144A Note, or (B) a Regulation S Certificate, duly executed by the transferor holder or his attorney duly authorized in writing, in which case the transferee holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.6(g)).

(f) Exchange between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 2.1(e); provided, that if such interest is a beneficial interest in (I) the Rule 144A Global Note or (II) the Regulation S Global Note and such exchange is to occur during the Restricted Period, then, in each case, such interest shall be exchanged for a Rule 144A Note (subject in each case to Section 2.6(g)). A Note that is not a Global Note may be exchanged for a beneficial interest in a Global Note only if (A) such exchange occurs in connection with a transfer effected in accordance with Section 2.6(c) or (d) herein or (B) such Note is a Regulation S Note and such exchange occurs after the Restricted Period.

(g) Restrictive Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restrictive Notes Legend, the Registrar shall deliver Notes that do not bear a Restrictive Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restrictive Notes Legend, the Registrar shall deliver only Notes that bear a Restrictive Notes Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(h) Officer's Certificate. The Company shall deliver to the Trustee an Officer's Certificate setting forth the resale restriction termination date relating to the Notes and the Restricted Period.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(i) Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co‑registrar's request.

(ii)No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.6 or 9.5).

(iii)The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

(iv)Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co‑registrar shall be affected by notice to the contrary.

(v)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(g), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

(vi) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall be the valid and legally binding obligation of the Company, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(vii) All certificates, certifications and opinions of counsel required to be submitted to the Registrar or any co-registrar pursuant to this Section 2.6 to effect any transfer or exchange may be submitted by facsimile transmission, with the original to follow by first class mail or hand delivery.

(j) No Obligation of the Trustee. (i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person in respect of any aspect of the records, or for maintaining, supervising or reviewing any records, relating to beneficial ownership interests of a Global Note, with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Company may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor depositary or to a nominee of such successor depositary.

Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by DTC or any successor depositary.
(l) Accrual of Interest on the Exchange Note; Exchange of Exchange Notes.
i.Interest on any Exchange Note shall accrue from the dates provided in Exhibit B.
ii.Subject to Section 2.1(e), upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Exchange Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes or Additional Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (w) any Exchange Notes to be received by it shall be acquired in the ordinary course of its business, (x) at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (y) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or the Guarantor and (z) if such Holder is a broker-dealer that shall receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making or other trading activities, then such Holder shall deliver a prospectus relating to the Exchange Notes (or, to the extent permitted by law, make available a prospectus relating to the Exchange Notes to purchasers) in connection with any resale of such Exchange Notes. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes and/or Additional Notes in the form of Global Notes to be reduced accordingly.
SECTION 2.7. Form of Certificates to be Delivered in Connection with Transfers Pursuant to Regulation S and Rule 144A. Attached hereto as Exhibit C and Exhibit D are forms of certificates to be delivered in connection with transfers pursuant to Regulation S and Rule 144A, respectively.
SECTION 2.8. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.
SECTION 2.9. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Company and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Guarantor the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.
SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.10 as not outstanding. A Note does not cease to be outstanding because the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor (an “Affiliate”) holds the Note.
If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal of and premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.
SECTION 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes, or any Exchange Notes in exchange for Initial Notes. All cancelled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures. The Trustee shall provide to the Company a list of all Notes that have been cancelled from time to time as requested in writing by the Company.
SECTION 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
SECTION 2.14. CUSIP Numbers, etc. The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN and/or other similar numbers.
SECTION 2.15. Issuance of Additional Notes. The Company shall be entitled to issue, from time to time, Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto), as the case may be.
With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer's Certificate, a copy of each shall be delivered to the Trustee, the following information:
i.the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
ii.the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;
iii.whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes as set forth in Exhibit A to this Indenture or shall be issued in the form of Exchange Notes as set forth in Exhibit B to this Indenture; and
iv.if applicable, the resale restriction termination date relating to the Notes and the Restricted Period for such Additional Notes.

SECTION 2.16. One Class of Notes. The Initial Notes, any Additional Notes and the Exchange Notes shall vote and consent together on all matters as one class; and none of the Initial Notes, any Additional Notes and the Exchange Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes, any Additional Notes and the Exchange Notes shall together be deemed to constitute a single class or series for all purposes under this Indenture.

ARTICLE III
Redemption; Change of Control Offer
SECTION 3.1. Notices to Trustee. If the Company elects to redeem the Notes, in whole or in part, pursuant to the “Optional Redemption” provisions on the reverse of the form of the Notes set forth in Exhibit A and Exhibit B, it shall notify the Trustee in writing of the redemption date and the principal amount of such Notes to be redeemed.
The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate from the Company to the effect that such redemption shall comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.
SECTION 3.2. Selection of Notes to be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its discretion, to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes or portions of Notes to be redeemed.
SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of the Notes, as the case may be, notice of redemption shall be mailed by first‑class mail to each Holder of Notes to be redeemed at its registered address.
The notice shall identify the Notes to be redeemed and shall state:
(1)the redemption date;

(2)the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;
(3)the name and address of the Paying Agent;
(4)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;
(5)if fewer than all the outstanding Notes are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Notes to be redeemed;
(6)that, unless the Company and the Guarantor default in making such redemption payment, interest on Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date, subject to the satisfaction of any condition to such redemption;
(7)the CUSIP number, or any similar number, if any, printed on the Notes being redeemed; and
(8)that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes.
At the Company's written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Company and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3 at least 15 days (or such shorter period as shall be agreed to by the Trustee) prior the date on which notice is required to be sent to Holders. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.
SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, the Notes called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice, subject to the satisfaction of any conditions to such redemption. A notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes as specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company). Upon surrender to the Paying Agent on or after the redemption date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided, that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided further that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent or the Trustee (or, if the Company or the Guarantor is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all the Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent or the Trustee by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.
Unless the Company and the Guarantor default in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable redemption date, subject to the satisfaction of any conditions to such redemption, whether or not such Notes are presented for payment.
SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
SECTION 3.7. Change of Control Offer. If a Change of Control Triggering Event occurs, unless the Company shall have exercised its option to redeem the Notes pursuant to this Article III, the Company shall be required to make a Change of Control Offer and, to the extent Notes are tendered pursuant to such Offer, repurchase such Notes by making the Change of Control Payment in respect of such Notes on the Change of Control Payment Date, all as set forth in the “Change of Control Offer” provisions of the reverse of the forms of the Notes set forth in Exhibit A and Exhibit B.
ARTICLE IV
Covenants
SECTION 4.1. Payment of Notes. The Company covenants and agrees that it shall promptly pay the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company, the Guarantor or any of the Guarantor's Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company, such Guarantor or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal of and premium, if any, and interest then due.
The Company shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue principal at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.13.
Notwithstanding anything to the contrary contained in this Indenture, the Company, the Guarantor or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.
SECTION 4.2. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, issue, assume or guarantee any Indebtedness if that Indebtedness is secured by any Lien upon any of the Company's Principal Property or the Principal Property of a Subsidiary, without effectively securing the Notes equally and ratably with, or prior to, that Indebtedness for so long as such Indebtedness is so secured. The foregoing restriction shall not, however, apply to the following:
(a)Liens on any property acquired, constructed or improved by the Company or any Subsidiary after the date of this Indenture which are created or assumed contemporaneously with or within 180 days after the acquisition of such property, or completion of construction or improvement thereon, or within 180 days thereafter pursuant to a firm commitment for financing arrangements entered into within that 180-day period to secure or provide for the payment of the purchase price or cost thereof; provided that the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the property or assets so acquired, constructed or improved;
(b)Liens existing on any property at the time of acquisition thereof from a Person merged or consolidated with or into the Company or a Subsidiary; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;
(c)Liens on property of any Person existing at the time that Person becomes a Subsidiary;
(d)Liens existing on any property at the time of acquisition thereof (in addition to Liens contemplated by Sections 4.2 (b) and (c) above);
(e)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f)Liens consisting solely of carriers', warehousemen's, landlords', mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(g)Liens consisting solely of easements, rights-of-way, restrictions and other similar encumbrances affecting real property or other minor irregularities in title which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens in the form of leases or subleases granted or created by the Company or any Subsidiary that do not interfere, individually or in the aggregate, in any material respect with the business of the Company and its Subsidiaries taken as a whole;
(i)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;
(j)Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;
(k)Liens securing Indebtedness in respect of capitalized leases, Synthetic Lease Obligations and obligations for acquisition, construction or the improvement of fixed or capital assets; provided that (1) such Liens do not at any time encumber any property other than the property whose acquisition, construction or improvement was financed by such Indebtedness or, if applicable, subject to such capitalized lease and (2) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired, constructed or improved on the date of acquisition, construction or improvement;
(l)Liens consisting solely of banker's liens, rights of set-off or similar rights in favor of (1) a depository institution with respect to deposit accounts maintained with such depository institution in the ordinary course of business or (2) a depository institution or other intermediary in connection with the processing of VISA, MasterCard and other credit card payments and remittances;
(m)Liens created over deposits and investments in the ordinary course of business in connection with the procurement and maintenance of insurance by the Company and its Subsidiaries;
(n)Liens, including judgment Liens, arising from legal proceedings;
(o)any Lien existing on the date of this Indenture; or
(p)Liens on the Collateral securing the Guarantee or obligations under the Credit Agreement, or granted pursuant to the Security Documents; and
(q)Liens for the sole purpose of extending, renewing, replacing or refinancing Indebtedness secured by any Lien referred to in Sections 4.2(a) to 4.2(p) above, inclusive; provided, however, that the principal amount of Indebtedness secured by that Lien shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing shall be limited to the property that secured the Lien so extended, renewed, replaced or refinanced (plus improvements on such property).
The foregoing limitation on Liens shall not apply to the issuance, assumption or guarantee by the Company or any Subsidiary of Indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Indebtedness of the Company and the Subsidiaries secured by Liens (not including Liens permitted under the foregoing exceptions) that would otherwise be subject to the foregoing restriction and the Value of Sale and Leaseback Transactions existing at that time (other than Sale and Leaseback Transactions that, if such Sale and Leaseback Transaction had been a Lien, would have been permitted under Section 4.2(a) or 4.2(d) above and other than Sale and Leaseback Transactions as to which application of amounts have been made in accordance with Section 4.3(c)), does not at the time exceed the greater of (1) $100,000,000 and (2) 10% of Consolidated Net Tangible Assets.

SECTION 4.3. Limitation on Sale and Lease-Back Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless the net proceeds of the Sale and Leaseback Transaction are at least equal to the sum of all costs incurred by the Company or any Subsidiary in connection with the acquisition of, and construction of any improvements on, the Principal Property to be leased and:
(a)the Company or the Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the Notes, pursuant to Section 4.2(a);
(b)the Company or the Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased without equally and ratably securing the Notes, pursuant to Section 4.2(b); or
(c)the Company or the Subsidiary shall, within 270 days of the effective date of any such arrangement (or, in the case of Section 4.3(c)(ii) below, within 270 days thereafter pursuant to a firm purchase commitment entered into within such 270-day period) apply an amount equal to the proceeds from such Sale and Leaseback Transaction relating to such Principal Property to:
(i)the payment or other retirement of Indebtedness incurred or assumed by the Company or any Subsidiary that ranks senior or equal to the Notes (other than Indebtedness owned or held by the Company or any Subsidiary); or
(ii)the purchase of other Principal Property.
SECTION 4.4. Limitation on the Sale or Disposition of Guarantor. The Company shall not, and shall not permit any Subsidiary to, sell, transfer or otherwise dispose of any Capital Stock of, or other interest in, the Guarantor. In addition, the Guarantor shall not sell, transfer, lease, license, convey or otherwise dispose of all or substantially all of its assets or properties.
SECTION 4.5. Statement by Officers as to Default. The Company shall deliver to the Trustee, on or before April 15 of each calendar year or on or before such other day in each calendar year as the Company and the Trustee may from time to time agree upon, an Officer's Certificate (which shall be signed by one of the principal executive officer, principal accounting officer or principal financial officer of the Company), stating whether or not, to the best knowledge of the signers thereof, the Company or the Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. In addition, when any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee promptly after, and in any event within five days after the Company becomes aware of, the occurrence thereof by registered or certified mail or facsimile transmission an Officer's Certificate specifying such event, notice or other action or inaction, its status and what action the Company is taking or proposes to take with respect thereto.
SECTION 4.6. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.
SECTION 4.7. Reporting. The Company shall furnish the Trustee any document or report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after such document or report is filed with the SEC; provided that the filing of any such document on the SEC's EDGAR system will be deemed to constitute filing with the Trustee. For purposes of the Trustee's administrative convenience, the Company shall provide the Trustee with an electronic link of such report via email. Delivery or deemed delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).
SECTION 4.8. Existence. Except as otherwise permitted by Article V, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.

SECTION4.9. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to holders of Notes pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than 15 days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE V

Merger, Consolidation or Sale of Assets

SECTION 5.1. Company May Consolidate, Etc. Only on Certain Terms. (a)  The Company shall not consolidate with or merge with or into any other Person, and the Company shall not sell, transfer, lease or convey all or substantially all of its properties and assets to another Person, unless that the following conditions are satisfied:
(i)the Company is the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not the Company) shall expressly assume, by supplemental indenture, all of the Company's obligations under the Notes and this Indenture;
(ii)immediately after giving effect to such transaction, no Default or Event of Default under this Indenture has occurred and is continuing; and
(iii)the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, transfer, lease or conveyance, and the supplemental indenture referred to in clause (i), as the case may be, comply with this Section 5.1(a) and that all conditions precedent and covenants herein provided for relating to such transaction have been complied with.
(b) Notwithstanding, the restrictions in Section 5.1(a), the Company shall not be prohibited from engaging in a transaction the principal purpose of which shall be to effectuate a redomicile of the Company into a foreign jurisdiction or a domestic jurisdiction other than the State of Delaware.
SECTION 5.2. Successor Person Substituted for the Company. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer, lease or other conveyance of its properties and assets substantially as an entirety in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be released of all obligations to pay principal and interest on the Notes and all other obligations and covenants under this Indenture and the Notes.

ARTICLE VI
Defaults and Remedies
SECTION 6.1. Events of Default.
(a)“Event of Default” means, wherever used herein with respect to the Notes, as the case may be, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)The Company defaults in the payment of principal or premium, if any, on the Notes when it becomes due and payable at its Stated Maturity, upon optional redemption, declaration or otherwise;
(2)The Company defaults in the payment of any installment of interest, if any, on the Notes for a period of 30 days after it becomes due and payable;
(3)The Company or the Guarantor fails to perform or breaches any of its respective covenants or agreements in this Indenture and the Security Documents with respect to the Notes (other than as referred to in Section 6.1 (a)(1) or (2) above), which continues for a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(4)The Company or the Guarantor defaults under any Indebtedness, or any agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, which Default or Defaults, individually or in the aggregate:
(i)constitutes a failure to pay at least $50 million of the principal of such Indebtedness when due (unless such Default or Defaults is or are waived or cured within 30 days after the expiration of any applicable grace period); or
(ii)have resulted in the acceleration of any portion of such Indebtedness having an aggregate principal amount equal to or in excess of $50 million, in the case of each of Section 6.1(a)(4)(i) and 6.1(a)(4)(ii) above, without the overdue or accelerated portion of such Indebtedness having been discharged, or without such acceleration having been rescinded or annulled, within 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;
(5)the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(i)commences a voluntary case or proceeding;
(ii)consents to the entry of an order for relief against the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary in an involuntary case or proceeding;
(iii)consents to the appointment of a Custodian of the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary, or for all or substantially all of its property;
(iv)makes a general assignment for the benefit of the creditors of the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary;
(v)files a petition in bankruptcy or answer or consent seeking reorganization or relief;
(vi)consents to the filing of such petition or the appointment of or taking possession by a Custodian; or
(vii)takes any comparable action under any foreign laws relating to insolvency;
(6)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Company in an involuntary case, or adjudicates the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary insolvent or bankrupt;
(ii)appoints a Custodian of the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary, or for all or substantially all of its property; or
(iii)orders the winding-up or liquidation of the Company or the Guarantor (unless the Guarantor has been and remains released pursuant to Section 10.4) or any Significant Subsidiary (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 days; or
(7)with respect to the Collateral:
(i)any Significant Collateral Security Failure Event with respect to the United States exists and is continuing;
(ii)any Significant Collateral Security Failure Event with respect to two Material Foreign Jurisdictions exists and is continuing; or
(iii)the Company or the Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such assertion by the Guarantor, the Company fails to cause the Guarantor to rescind such assertions within 10 days after the Company has actual knowledge of such assertions; provided that the Company's or Guarantor's assertion that a security interest is invalid or unenforceable is not based on a change of law in the jurisdiction that results in the jurisdiction not permitting the granting, recordation or perfection of security interests in the Collateral.
(b)If an Event of Default with respect to the Notes (other than an Event of Default described under Section 6.1(a)(5) or 6.1(a)(6) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes by notice to and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately. If an Event of Default described under Section 6.1(a)(5) or 6.1(a)(6) above occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.2. Acceleration of Maturity; Rescission and Annulment.
(a)If an Event of Default (other than an Event of Default specified in Section 6.1(a)(5) or 6.1(a)(6)) with respect to Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, thereon shall become immediately due and payable. If an Event of Default specified in Section 6.1(a)(5) or 6.1(a)(6) occurs and is continuing, the principal of all Notes and accrued and unpaid interest, if any, thereon, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
(b)At any time after such an acceleration with respect to Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(1)the rescission would not conflict with any judgment or decree;
(2)all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration; and
(3)the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.
 No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
(a)  The Company covenants that if:
(1)default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
(2)default is made in the payment of the principal of or premium, if any, of any Note at the Stated Maturity thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal of and premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
(b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or the Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or the Guarantor.
(c) If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 6.4. Trustee May File Proofs of Claim.
(a)In case of any judicial proceeding relative to the Company or the Guarantor, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.
(b)No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.
SECTION 6.5. Other Remedies.
(a)If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture (including the Guarantee) or the Security Documents.
(b)All rights of action and claims under the Notes or this Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
SECTION 6.6. Application of Money Collected. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 7.6;
Second: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of and premium, if any, and interest, respectively; and
Third: To the payment of the balance, if any, to the Company, the Guarantor or any other Person or Persons legally entitled thereto.
SECTION 6.7. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(2)the Holders of not less than 25% in principal amount of the Outstanding Notes, considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(5)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes, considered as one class, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 6.8. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Note on the respective Stated Maturities expressed in such Note (or, if applicable, on the redemption date or the Change of Control Payment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 6.9. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 6.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 6.12. Control By Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that:
(1)such direction shall not be in conflict with any rule of law or with this Indenture;
(2)the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
(3)such direction is not unduly prejudicial to the rights of other Holders of Notes not joining in that action.
If an Event of Default is continuing with respect to all outstanding Notes, the Holders of a majority in principal amount of all the Outstanding Notes, considered as one class, shall have the right to make such direction, and not the Holders of Notes.
SECTION 6.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes with respect to which any default under this Indenture shall have occurred and be continuing may, on behalf of the Holders of all Notes, waive such past default under this Indenture and its consequences, except a default:
(1)in the payment of the principal of or premium, if any, or interest on any Note, or
(2)in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
Upon any such waiver, such default shall cease to exist and be deemed not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 6.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs, including legal fees and expenses of such suit, and may assess costs against any such party litigant; provided that this Section 6.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in (1) any suit instituted by the Trustee, (2) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or (3) any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, if applicable, on or after the redemption date or the Change of Control Payment Date).
SECTION 6.15. Waiver of Stay or Extension Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII
Trustee
SECTION 7.1. Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no other duties nor implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer's Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officer's Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such Officer's Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this subsection does not limit the effect of Section 7.1(b) or 7.1(e);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved by a final decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.
(d)The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed in writing among the Company, the Guarantor and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(f)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the Trust Indenture Act, where applicable.
SECTION 7.2. Rights of Trustee.
(a)The Trustee may conclusively rely on, and shall be fully protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may, unless otherwise specified herein, require an Officer's Certificate or an Opinion of Counsel, or both.

(c)The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.
(d)The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within the discretion or rights or power conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.
(e)The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Collateral Agent and any additional Authorized Representative under the Security Documents.
(i)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney at the sole cost of the Company or the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(j)The Trustee may request that the Company or the Guarantor deliver a certificate, substantially in the form of Exhibit F hereto, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(k)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(m)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any law or regulation or any governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
The permissive right of the Trustee to take or omit actions enumerated herein shall not be construed as duty on the part of the Trustee.
SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co‑paying agent may do the same with like rights.
SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, adequacy or priority of this Indenture or the Notes, it shall not be accountable for the Company's use or application of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company's or the Guarantor's compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.
SECTION7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of and premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Noteholders.
SECTION 7.6. Compensation and Indemnity. The Company and the Guarantor, severally and jointly, covenant and agree to pay to the Trustee (and any predecessor Trustee) from time to time such compensation for its services as the Company, the Guarantor and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company or the Guarantor shall reimburse the Trustee upon request for all reasonable out‑of‑pocket expenses (including attorneys' fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company and the Guarantor, jointly and severally, shall indemnify each of the Trustee, its officers, agents, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) (including taxes, other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company and the Guarantor shall not relieve the Company and the Guarantor from their obligations under this Section 7.6, except to the extent that the Company or the Guarantor have been prejudiced by such failure. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company or the Guarantor, the Company and the Guarantor shall pay the reasonable fees and expenses of separate counsel to the Trustee. Neither the Company nor the Guarantor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith. Neither the Company nor the Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.
To secure the Company's and the Guarantor's payment obligations in this Section 7.6, the Trustee (including any predecessor trustee) shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and premium, if any, and interest on particular Notes.
The Company's and the Guarantor's payment obligations pursuant to this Section 7.6 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(a)(6) or 6.1(a)(7) with respect to the Company or the Guarantor, the expenses (including reasonable attorneys' fees and expenses) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time upon 30 days' written notice to the Company. The Holders of a majority in principal amount of the Notes then Outstanding, may remove the Trustee upon 30 days' written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.9;
(ii)the Trustee is adjudged bankrupt or insolvent;
(iii) a receiver or other public officer takes charge of the Trustee or its property; or
(iv) the Trustee otherwise becomes incapable of acting.
If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 7.6 of this Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property and money held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.9, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company's and the Guarantor's obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.
SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.9. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or the Guarantor are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
SECTION 7.10. Reports by Trustee.

(a)The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act (including, without limitation, Sections 313(b) and 313(c) thereof), at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of the initial issuance of Notes under this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).
(b)A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC and with the Company. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.
SECTION 7.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE VIII
Discharge of Indenture; Defeasance
SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a)  Subject to Section 8.1(c), the Company and the Guarantor may terminate their obligations under this Indenture, when:
(1)Either:
(a)    all the Notes that have been authenticated and delivered have been delivered to the Trustee for cancellation; or
(b)    all the Notes issued that have not been delivered to the Trustee for cancellation have become due and payable or shall become due and payable at their Stated Maturity within one year (“discharge”) or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company's name and at the Company's expense, and the Company has deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire Indebtedness on the Notes to pay principal and premium, if any, interest and any additional amounts;
(2)The Company has paid or caused to be paid all other sums then due and payable under this Indenture; and
(3)The Company has delivered to the Trustee an Officer's Certificate or an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
(b)     Subject to Sections 8.1(c) and 8.2, the Company or the Guarantor at any time may terminate (i) all of their obligations under the Notes and this Indenture relating thereto (“legal defeasance option”) or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.6, 5.1, 11.2, 11.4 and 11.5 and the operation of Sections 6.1(a)(3) and 6.1(a)(4) (“covenant defeasance option”). The Company and the Guarantor may exercise the legal defeasance option notwithstanding a prior exercise of the covenant defeasance option.
If the Company or the Guarantor exercises the legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises the covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(a)(3) (only with respect to the covenants terminated pursuant to Section 8.1(b)(ii) above) or 6.1(a)(4).
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Sections 8.1(a) and 8.1(b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.9, 2.11, 4.1, 4.5, 4.7, 4.8 and 4.9, Article VII, and Sections 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, only the Company's and the Trustee's obligations in Sections 7.6, 8.4 and 8.5 shall survive.
SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:
(a)the Company or the Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders:
(1)money in dollars or in such foreign currency in which the notes are payable in at stated maturity;
(2)non-callable U.S. Government Obligations; or
(3)a combination of money and non-callable U.S. Government Obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and premium, if any, and interest on the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Notes.
(b)in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company and the Guarantor have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(c)in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(d)no Event of Default or event with which notice of lapse of time or both would become an Event of Default with respect to the Notes has occurred and is continuing at the time of such deposit;
(e)such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any of the Company's or the Guarantor's securities;
(f)such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor are a party, or by which the Company or the Guarantor are bound;
(g)such legal defeasance or covenant defeasance shall not cause any securities listed on any registered national stock exchange under the Exchange Act to be delisted;
(h)such legal defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company or the Guarantor in connection therewith; and
(i)the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

Before or after a deposit, the Company or the Guarantor may make arrangements satisfactory to the Trustee for the redemption of any Notes at a future date in accordance with Article III.
SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Notes.
SECTION 8.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company or the Guarantor upon request any excess money or securities held by them at any time.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company or the Guarantor upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Noteholders entitled to the money must look to the Company or the Guarantor for payment as general creditors.
Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.
SECTION 8.5. Indemnity for Government Obligations. The Company or the Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.
SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantor's obligations under the Notes and this Indenture relating thereto shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that (a) if the Company or the Guarantor has made any payment of interest on or principal of any Notes following the reinstatement of its obligations, the Company and the Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company or the Guarantor promptly after receiving a written request therefor at any time, if such reinstatement of the Company's and the Guarantor's obligations has occurred and continues to be in effect.

ARTICLE IX
Amendments
SECTION 9.1. Without Consent of Holders. From time to time, the Company, the Guarantor and the Trustee and, as applicable, the Collateral Agent, without the consent of the Holders, may amend the Notes, this Indenture, the Guarantee and the Security Documents for any of the following purposes:
(i)to cure any ambiguity, mistake, defect or inconsistency;
(ii)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(iii) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
(iv) to evidence and provide for the acceptance of appointment by a successor Trustee;
(v)to conform the terms of this Indenture, the Notes and/or the Guarantee to any provision of the “Description of the Notes,” as set forth in the Offering Memorandum;
(vi) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company's or the Guarantor's obligations under this Indenture and the Notes, in each case in compliance with the provisions thereof;
(vii)to provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there shall be no registration rights), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities;
(viii)to provide for the issuance of any Additional Notes;
(ix) to comply with the rules of any applicable securities depository
(x)to make any change that would provide any additional rights or benefits to the Holders (including to add additional collateral to secure the Guarantee, add guarantees with respect to the Notes, transfer any property to or with the Trustee, add to the Company's covenants for the benefit of the Holders, add any additional Events of Default for the Notes, or surrender any right or power conferred upon the Company or the Guarantor) or, as evidenced by an Opinion of Counsel, that does not adversely affect the legal rights hereunder of any Holder in any material respect;
(xi) change or eliminate any restrictions on the payment of principal or premium, if any, on Notes in registered form; provided that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of the Holders in any material respect;
(xii)release the Guarantee (or any additional guarantees) and the Collateral (or any additional collateral) in accordance with the terms of this Indenture, the Guarantee and the Security Documents, as the case may be; or
(xiii)supplement any provision of this Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with this Indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of any of the Holders in any material respect.
SECTION 9.2. With Consent of Holders. (a)  From time to time, the Company, the Guarantor, the Trustee and, as applicable, the Collateral Agent, with the consent of the Holders of not less than a majority in principal amount of Outstanding Notes, may amend the Notes, this Indenture (including the Guarantee) and the Security Documents for any purpose, provided, however, that, without the consent of each Holder, no amendment may:
(1)reduce the principal amount of outstanding Notes whose Holders must consent to an amendment;
(2)reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the Notes;
(3)reduce the principal of, change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor;
(4)make the Notes payable in currency other than that stated in the Notes or change the place of payment of the Notes from that stated in the Notes or in this Indenture;
(5)make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and premium, if any, and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Notes to waive Defaults or Events of Default;
(6)make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor under the Guarantee;
(7)make any change to or modify the ranking of the Notes that would adversely affect the Holders; or
(8)make any change to Section 9.1 or 9.2.
(b)Notwithstanding Section 9.2(a) above, without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then Outstanding, no amendment, supplement or waiver may: (i) modify any Security Document or the provisions in this Indenture dealing with Security Documents in any manner materially adverse to the Holders; or (ii) otherwise release the Collateral other than in accordance with this Indenture and the Security Documents.
(c)In addition, it shall not be necessary for any act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment to any of the Security Documents, as the case may be, but it shall be sufficient if such act shall approve the substance thereof.
SECTION 9.3. Revocation and Effect of Consents and Waivers. (a)  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective with respect the Notes, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.4. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment and the execution thereof is authorized or permitted by this Indenture.
SECTION 9.5. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.6. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note of the same series shall not affect the validity of such amendment.
SECTION 9.7. Payment for Consent. Neither the Company nor any Affiliate shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture with respect to the Notes unless such consideration is offered to all Holders of the Notes and is paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X
The Guarantee
SECTION 10.1. Guarantee.
(a)Subject to section 10.4, the Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder of the Notes and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Obligation.
(b)The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for non-payment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by: (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; except in accordance with the Security Documents; or (e) any change in the ownership of the Company.
(c)The Guarantor further agrees that the Guarantee herein constitute guarantees of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
Subject to Section 10.4, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
(d)Subject to Section 10.4, the Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of and premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).
(e)The Guarantor further agrees that, as between itself, on the one hand, and the Holders, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of these Guarantee.
(f)The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

SECTION 10.2. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders, by the Company on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.
SECTION 10.3. Consideration. The Guarantor has received, or shall receive, direct or indirect benefits from the making of the Guarantee.
SECTION 10.4. Release of Guarantor.
(a)The Guarantor's obligations under this Indenture with respect to the Guarantee shall automatically, and without any need for any further action by any other Person, be released:
(1)in whole, upon payment in full of the principal of and premium, if any, of interest, on the Notes;
(2)in whole, upon the satisfaction and discharge of this Indenture;
(3)in whole, upon a legal defeasance or covenant defeasance of the Notes as set forth in Article VIII;
(4)in whole or in part, as to any property or assets constituting Collateral owned by the Guarantor that is released from its Guarantee in accordance with this Indenture;
(5)in whole or in part, with the consent of Holders of the requisite percentage of Notes in accordance with Section 9.2;
(6)to the extent required in accordance with the applicable provisions of the Security Documents; and
(7)in whole, upon a Guarantee and Collateral Release Event;
provided, however, that in the case of any release in whole pursuant to Sections 10.4(a)(1), 10.4(a)(2) or 10.4(a)(3) above, all amounts owing to the Trustee with respect to the Notes have been paid or duly provided for.
(b)At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release; provided that with respect to Section 10.4(a)(7), the Trustee shall not require any certificates or opinions of counsel other than (i) delivery of the Officer's Certificate described in clause (1) of the definition of “Guarantee and Collateral Release Event” and (ii) delivery of an Officer's Certificate certifying that the conditions described in clauses (2), (3) and (4) of such definition have been satisfied.
(c)Notwithstanding Section 10.4(a) above, the Guarantee, but not the Liens on the Collateral shall be reinstated in the circumstances set forth under the “Guarantee and Collateral Release Event” definition.

ARTICLE XI
Security Documents
SECTION 11.1. Collateral and Security Documents.
(a)To secure the due and punctual payment of the obligations of the Guarantor under this Indenture (including the Guarantee) and the Notes, the Company, the Guarantor and the Collateral Agent have entered or shall enter into the Security Documents. The Trustee, the Company and the Guarantor hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the other holders of First Lien Obligations, in each case pursuant to the terms of the Security Documents.
(b)Each Holder, by accepting a Note and a Guarantee, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Collateral Agent and the Trustee to execute and to perform their obligations and exercise their rights under the Security Documents in accordance with the terms thereof.
(c)As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders and the Trustee, on behalf of such Holders, shall have rights in and to the Collateral which are equal and ratable with the rights of the lenders under the Credit Agreement and the other holders of First Lien Obligations.
(d)As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.
SECTION 11.2. Continued Ownership of Collateral. Prior to, but not following, the occurrence of a Guarantee and Collateral Release Event, the Guarantor shall not sell, transfer, license, lease, abandon or fail to maintain or otherwise dispose of the Material Marks that it owns; provided that (1) the Guarantor shall continue to be permitted to license the Material Marks to its Subsidiaries and other Subsidiaries of the Company, (2) none of such Subsidiaries shall be permitted to further sublicense the Material Marks to persons or entities that are not Subsidiaries of the Company, (3) this restriction shall not apply to fair use licenses implied by law and/or contained in distribution agreements and (4) the Guarantor shall not be obligated to maintain a Material Mark if it has determined that such use or the pursuit or maintenance of such Material Mark is no longer desirable in the conduct of the Guarantor's business and that the loss thereof would not be reasonably likely to have a material adverse effect.
SECTION 11.3. Release of Liens on the Collateral.
(a)The Liens on the Collateral created by the Security Documents shall automatically, and without any need for any further action by any other Person, be released with respect to the Notes and the Guarantee:
(1)in whole, upon payment in full of the principal of and premium, if any, and interest, on the Notes;
(2)in whole, upon the satisfaction and discharge of this Indenture;
(3)in whole, upon a legal defeasance or covenant defeasance of the Notes as set forth in Article VIII;
(4)in whole or in part, as to any property or assets constituting Collateral owned by the Guarantor that is released from its Guarantee in accordance with this Indenture;
(5)in whole or in part, with the consent of Holders of the requisite percentage of Notes in accordance with Section 9.2;
(6)to the extent provided in the applicable provisions of the Security Documents; and
(7)in whole, upon a Guarantee and Collateral Release Event;
provided, however, that in the case of any release in whole pursuant to Sections 11.3(a)(1), 11.3(a)(2) or 11.3(a)(3) above, all amounts owing to the Trustee with respect to the Notes have been paid or duly provided for.
(b)Upon the occurrence of any of the circumstances set forth in Section 11.3(a), and delivery to the Trustee of an Officers' Certificate and Opinion of Counsel, the Trustee shall as required pursuant to Section 7.2 of the Intercreditor Agreement, give written direction to the Collateral Agent to release all the Collateral from the Lien of the Security Agreement, and shall direct the Collateral Agent to, promptly execute and deliver such documents and other instruments provided to the Trustee and the Collateral Agent and make or authorize the making of such filings and registrations as may be reasonably requested by the Company to evidence the release and reconveyance to the Guarantor of the Collateral; provided that, with respect to the occurrence of the circumstances described in Section 11.3(a)(6), no further deliveries to the Trustee shall be required as a condition to the Trustee's delivery of such written direction to the Collateral Agent beyond those required in the Security

Documents and, with respect to the occurrence of the circumstance described in Section 11.3(a)(7), the Trustee shall not require any certificates or opinions of counsel as a condition to the Trustee's delivery of such written direction to the Collateral Agent other than (i) delivery of the Officer's Certificate described in clause (1) of the definition of “Guarantee and Collateral Release Event” and (ii) delivery of an Officer's Certificate certifying that the conditions described in clauses (2), (3) and (4) of such definition have been satisfied.
(c)Notwithstanding the covenant set forth under Section 4.4 and the conditions of Section 10.4, the Liens on the Collateral shall not be reinstated following a Guarantee and Collateral Release Event, even if the Guarantee is reinstated as contemplated by the definition of “Guarantee and Collateral Release Event.”
SECTION 11.4. Impairment of Security Interest. Prior to, but not following, the occurrence of a Guarantee and Collateral Release Event, the Company and the Guarantor shall not, and shall not permit any of their respective Subsidiaries to, knowingly take or knowingly or negligently omit to take, any action or omission that might or would have the result of materially impairing the Lien with respect to the Collateral for the benefit of the Trustee and the Holders, except as otherwise permitted by this Indenture and the Security Documents.
SECTION 11.5. Further Assurances. Prior to, but not following, the occurrence of a Guarantee and Collateral Release Event, the Company and the Guarantor shall, at their expense, promptly execute and deliver such documents and instruments and take such other actions which may be required under applicable law or reasonably requested by the Collateral Agent to create and/or maintain the validity, recordation or perfection of, to protect any Lien granted or purported to be granted under the Security Documents or to enable the Collateral Agent to exercise and enforce its rights and remedies under the Security Documents with respect to any Collateral in the United States and the Material Foreign Jurisdictions.
SECTION 11.6. Foreclosure. At any time during any Remedy Period, the Security Documents shall provide for, among other available remedies, foreclosure upon and sale of the Collateral by the Collateral Agent and the distribution of the net proceeds of any such sale to the Holders and the lenders under the Credit Agreement and any other First Lien Obligations on a pro rata basis, subject to any prior Liens on the Collateral.
SECTION 11.7. Determinations Relating to Collateral. In the event (a) the Trustee shall receive any written request from the Company, the Guarantor or the Collateral Agent under any Security Document for consent or approval with respect to any matter or thing relating to the Collateral or the Company's or the Guarantor's obligations with respect thereto or (b) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (c) the Trustee shall become aware of any material non-performance by the Company or the Guarantor of any covenant or any material breach of any representation or warranty of the Company or the Guarantor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or response to such non-performance or breach. The Trustee shall be fully protected in accordance with Article VII hereof in the taking of any action with respect to the Notes recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.12 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Notes pursuant to Section 6.12 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (1) direction from the Holders of a majority in principal amount of the Notes in accordance with Section 6.12 hereof and (2) indemnification in accordance with Section 6.12.
SECTION11.8. Control over Common Collateral and Enforcement of Liens. The right of the Collateral Agent to repossess and dispose of the Collateral during any Remedy Period under this Indenture shall be subject to the provisions of the Security Documents.
SECTION 11.9. Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.
(a)Subject to the provisions of the Security Documents and unless otherwise expressly provided herein or therein, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, and shall, at the direction of a majority of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Guarantor hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).
(b)The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Notwithstanding the foregoing, the Trustee shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.
ARTICLE XII
Miscellaneous
SECTION 12.1. Trust Indenture Act Controls. Subsequent to any qualification of this Indenture under the Trust Indenture Act, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.
SECTION 12.2. Notices. Any notice or communication shall be in writing (including facsimile) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company or the Guarantor:
Tupperware Brands Corporation
14901 South Orange Blossom Trail
Orlando, Florida 32837
Facsimile Number: (407) 826-4555
Attention: Mike Poteshman, Executive Vice President
and Chief Financial Officer
if to the Trustee:
Wells Fargo Bank, National Association
7000 Central Parkway, Suite 500
Atlanta, Georgia 30328
Facsimile Number: (770) 551-5118
Attention: Stefan Victory
Any notices between the Company, the Guarantor and the Trustee may be by email, facsimile or certified first class mail, receipt confirmed and the original to follow by guaranteed overnight courier. The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.
SECTION 12.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
SECTION 12.4. Certificate and Opinion as to Conditions Precedent. Except as otherwise provided herein, upon any request or application by the Company or the Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee:
(i)an Officer's Certificate of the Company or the Guarantor, as the case may be stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)an Opinion of Counsel of the Company or the Guarantor, as the case may be stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 12.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(i)a statement that the individual making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 12.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 12.7. Governing Law; Waiver of Jury Trial. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE (BUT, FOR THE AVOIDANCE OF DOUBT, NOT INCLUDING THE HOLDERS OF THE NOTES), HEREBY IRREVOCABLY WAIVES, to the FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
SECTION12.8. No Recourse Against Others. A director, officer, employee or stockholder (other than the Company or the Guarantor), as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
SECTION 12.9. Successors. All agreements of the Company and the Guarantor in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 12.11. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 12.12. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
TUPPERWARE BRANDS CORPORATION,
as Issuer

By /s/ Edward R. Davis, III
Name: Edward R. Davis III
Title: Vice President and Treasurer

DART INDUSTRIES INC.,
as Guarantor

By /s/ Edward R. Davis, III
Name: Edward R. Davis III
Title: Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By /s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]

[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]

TUPPERWARE BRANDS CORPORATION
4.750% SENIOR NOTES DUE 2021

No. __	Principal Amount $______________ (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)

CUSIP NO.899896AA2 (Rule 144A) U87375AA6 (Regulation S)
ISIN NO.US899896AA26 (Rule 144A) USU87375AA62 (Regulation S)
Tupperware Brands Corporation, a Delaware corporation, for value received, promises to pay to _____________, or registered assigns, the principal sum of ____________ Dollars (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on June 1, 2021.
Interest Payment Dates: June 1 and December 1 of each year, commencing on December 1, 2011 [alternative, if applicable - first interest payment date relating to any Additional Notes].
Record Dates: May 15 and November 15 of each year.
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, TUPPERWARE BRANDS CORPORATION has caused this Note to be duly executed.
TUPPERWARE BRANDS CORPORATION

By_________________________________________
Name:
Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.
WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Trustee

By_____________________________
Authorized Signatory

Dated: ________ ___, 20__

[FORM OF REVERSE SIDE OF INITIAL NOTE]
[Reverse of Note]
4.750% SENIOR NOTES DUE 2021

1.	Interest
Tupperware Brands Corporation, a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 4.750% per annum; provided, however, that, upon the occurrence of a Registration Default as defined in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay Additional Interest on the principal amount of this Note at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following a Registration Default and an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum, for a period not to exceed a one-year period. Such Additional Interest shall be payable in addition to any other interest payable from time to time with respect to this Note.
The Company shall pay interest semi-annually on June 1 and December 1 of each year (each such date, an “Interest Payment Date”), commencing on December 1, 2011 [alternative, if applicable-first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from June 2, 2011 [alternative, if applicable-date of issuance of any Additional Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment
By no later than 11:00 a.m. (New York City time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal of and premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal of and premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.

3.	Paying Agent and Registrar
Wells Fargo Bank, National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4.	Indenture
The Company issued the Notes under an Indenture dated as of June 2, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and, subject to the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are senior unsecured obligations of the Company. The Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.15 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and any Subsidiary to create liens, enter into sale and lease-back transactions and on the ability of the Company to enter into mergers and consolidations.
The Notes are guaranteed to the extent provided in the Indenture.

5.	Optional Redemption
The Company may redeem this Note at any time, in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date: (i) 100% of the principal amount to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest. In determining the present values of the remaining scheduled payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.30%, plus accrued interest thereon to the redemption date (the “Make-Whole Amount”); provided that if the Company redeems any Notes on or after March 1, 2021 (three months prior to the Stated Maturity of the Notes), the redemption price for those Notes shall equal 100% of the principal amount of the Notes to be redeemed, plus accrued interest therein to the redemption date.

If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the redemption date, this Note or such part thereof shall cease to bear interest on the redemption date referred to in such notice and the only right of the Holder shall be to receive payment of the redemption price. Notice of any optional redemption of any Notes shall be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the redemption date. The notice of redemption shall specify, among other things, the redemption price and the aggregate principal amount of Notes to be redeemed. The notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company). In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and HSBC Securities (USA) Inc. (or their respective affiliates that are primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”)), a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors and (2) one other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.; provided, however, that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis)

of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Notes shall not be entitled to the benefit of any sinking fund.

6.	Change of Control Offer
If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Article III, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or, at the Holder's option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes on the terms set forth in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company's option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes describing the transaction or transactions that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Note together with the form entitled “Election Form” (which form is annexed as Exhibit E to the Indenture) duly completed, or a facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:
(i)the name of the Holder of this Note;
(ii)the principal amount of this Note;
(iii) the principal amount of this Note to be repurchased;
(iv) the certificate number or a description of the tenor and terms of this Note;
(v)a statement that the Holder is accepting the Change of Control Offer; and
(vi) a guarantee that this Note, together with the form entitled “Election Form” duly completed, shall be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Note, but in that event the principal amount of this Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and
(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.
The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the Change of Control Payment Date

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company shall be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event. In addition, the Company shall not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
At the time the Company delivers Notes to the Trustee which are to be accepted for repurchase, the Company shall also deliver an Officer's Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms hereof. A Note shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer's Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
The Company and the Guarantor shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company and the Guarantor shall comply with those securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company's assets and the assets of the Subsidiaries, taken as a whole, to one or more persons (other than to the Company or any of its Subsidiaries); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than the Company or any of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company's outstanding Voting Stock or other Voting Stock into which the Company's Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person or any such person consolidates with, or merges with or into, the Company, in any such case pursuant to a transaction in which any of the Company's outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company's Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company's board of directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company's liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company's Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions will be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Continuing Director” means, as of any date of determination, any member of the Company's board of directors who (1) was a member of such board of directors on the Issue Date or (2) was nominated for election, elected or appointed to such board of directors with the approval (either by a specific vote or by approval of the Company's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.
“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Moody's” means Moody's Investors Service, Inc., or any successor thereto.
“Rating Event” means the rating on the Notes is lowered independently by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company's intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).
“Rating Agencies” means each of Moody's and S&P and, if either of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company's control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, reasonably selected by the Company (as certified by a resolution of the Company's board of directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be; provided, however, that, if Fitch commences a rating of the Notes, then Fitch shall also be deemed to be a Rating Agency.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

7.	Registration Rights
The Company is party to a Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantor and the Initial Purchasers named therein, pursuant to which it is obligated to pay Additional Interest upon the occurrence of a Registration Default specified in the Registration Rights Agreement.

8.	Denominations; Transfer; Exchange
The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.

9.	Persons Deemed Owners
The registered holder of this Note shall be treated as the owner of it for all purposes.

10.	Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.	Defeasance
Certain of the Company's and the Guarantor's obligations under the Indenture with respect to the Notes may be terminated if the Company or the Guarantor irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all such Notes, as provided in the Indenture.

12.	Amendment, Waiver
The Indenture permits, with certain exceptions as therein provided, the Company, the Guarantor, the Trustee, and, as applicable, the Collateral Agent, with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures, amendments or waivers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note, the Indenture, the Guarantee and the Security Documents or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Note affected thereby, no such supplemental indenture shall, among other things: (i) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment; (ii) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the Notes; (iii) reduce the principal of, change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor; (iv) make the Notes payable in currency other than that stated in the Notes or change the place of payment of the Notes from that stated in the Notes or in the Indenture; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor under the Guarantee; (vii) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or (viii) make any change to Section 9.1 or 9.2 of the Indenture. Notwithstanding the foregoing, without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then Outstanding, no amendment, supplement or waiver may: (i) modify any Security Document or the provisions in the Indenture dealing with Security Documents in any manner materially adverse to the Holders; or (ii) otherwise release the Collateral other than in accordance with the Indenture and the Security Documents.

The Indenture also permits the Company, the Guarantor, the Trustee and, as applicable, the Collateral Agent to enter into one or more supplemental indentures, amendments or waivers, without the consent of any Holders of the Notes: (i) to cure any ambiguity, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment by a successor Trustee; (v) to conform the terms of the Indenture, the Notes and/or the Guarantee to any provision of the “Description of the Notes,” as set forth in the Offering Memorandum; (vi) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company's or the Guarantor's obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof; (vii) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there shall be no registration rights), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; (viii) to provide for the issuance of any Additional Notes; (ix) to comply with the rules of any applicable securities depository; (x) to make any change that would provide any additional rights or benefits to the Holders (including to add additional assets to secure the Notes, add guarantees with respect to the Notes, transfer any property to or with the Trustee, add to the Company's covenants for the benefit of the Holders, add any additional events of default for the Notes, or surrender any right or power conferred upon the Company or the Guarantor) or, as evidenced by an Opinion of Counsel, that does not adversely affect the legal rights hereunder of any Holder in any material respect; (xi) change or eliminate any restrictions on the payment of principal of or premium, if any, on Notes in registered form; provided that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of the Holders in any material respect; or (xii) release the Guarantee (or any additional guarantees) and the Collateral (or any additional collateral) in accordance with the terms of the Indenture, the Guarantee and the Security Documents, as the case may be; or (xiii) supplement any provision of the Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with the Indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of any of the Holders in any material respect.
The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes with respect to which any default under the Indenture shall have occurred and be continuing may, on behalf of the Holders of all Notes, waive such past default under the Indenture and its consequences, except a default (i) in the payment of the principal of or premium, if any, or interest on any Note, or (ii) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

13.	Defaults and Remedies
If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company or the Guarantor are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of or premium, if any, or interest) if it in good faith determines that withholding notice is not opposed to their interest.

14.	No Recourse Against Others
No recourse shall be had for the payment of the principal of or premium, if any, or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Company, of the Guarantor or of any successor entity to the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

15.	Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations
Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

17.	[CUSIP and ISIN Numbers
The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]

18.	Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee's name, address and zip code)
(Insert assignee's Social Security or Tax I.D. No.)
and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________    Your Signature: ___________________
Signature Guarantee: ______________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)
Sign exactly as your name appears on the other side of this Note.
In connection with any transfer or exchange of any of the certificated Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate, the undersigned confirms that such Notes are being transferred:
CHECK ONE BOX BELOW:

(1)	to the Company; or
(2)
for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(3)	pursuant to the offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or
(4)	pursuant to Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act; or
(5)	pursuant to a registration statement that has been declared effective under the Securities Act.
Unless one of the boxes is checked, the Trustee may refuse to register any of the certificated Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

_____________________________________ Signature

Signature Guarantee:
_______________________________	_____________________________________ Signature
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

__________________________________________________________________

TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this certificated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________	_____________________________________ NOTICE:To be executed by an executive officer

Signature Guarantee: ________________________	_____________________________________ Signature
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)
__________________________________________________________________

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian
_______	_______________	_______________	_______________	_______________

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]
[Depository Legend, if applicable]
TUPPERWARE BRANDS CORPORATION
4.750% SENIOR NOTES DUE 2021

No. __	Principal Amount $______________ (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto)

CUSIP NO.
ISIN NO.
Tupperware Brands Corporation, a Delaware corporation, for value received, promises to pay to _______________, or registered assigns, the principal sum of _____________ Dollars (subject to adjustment as reflected in the Schedule of Increases and Decreases in Global Note attached hereto) on June 1, 2021.
Interest Payment Dates: June 1 and December 1 of each year, commencing on December 1, 2011 [alternative, if applicable-first interest payment date relating to any Additional Notes].

Record Dates: May 15 and November 15 of each year.
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, TUPPERWARE BRANDS CORPORATION has caused this Note to be duly executed.
TUPPERWARE BRANDS CORPORATION

By_________________________________________
Name:
Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes referred
to in the within-mentioned Indenture.
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By_____________________________
Authorized Signatory
Dated: ________ ___, 201__

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
[Reverse of Note]
4.750% SENIOR NOTES DUE 2021

1.	Interest
Tupperware Brands Corporation, a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate of 4.750% per annum.
The Company shall pay interest semi-annually on June 1 and December 1 of each year (each such date, an “Interest Payment Date”), commencing on December 1, 2011 [alternative, if applicable-first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from June 2, 2011 [alternative, if applicable-date of issuance of any Additional Notes], or from the most recent date to which interest has been paid on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment
By no later than 11:00 a.m. (New York City time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal of and premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Note (including principal of and premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.

3.	Paying Agent and Registrar
Wells Fargo Bank, National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4.	Indenture
The Company issued the Notes under an Indenture dated as of June 2, 2011 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and, subject to the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Notes are senior unsecured obligations of the Company. The Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.15 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and any Subsidiary to create liens, enter into sale and lease-back transactions and on the ability of the Company to enter into mergers and consolidations.
The Notes are guaranteed to the extent provided in the Indenture.

5.	Optional Redemption
The Company may redeem this Note at any time, in whole or from time to time in part, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to the redemption date: (i) 100% of the principal amount to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest. In determining the present values of the remaining scheduled payments, such payments shall be discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.30%, plus accrued interest thereon to the redemption date (the “Make-Whole Amount”); provided that if the Company redeems any Notes on or after March 1, 2021 (three months prior to the Stated Maturity of the Notes), the redemption price for those Notes shall equal 100% of the principal amount of the Notes to be redeemed, plus accrued interest therein to the redemption date.
If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the redemption date, this Note or such part thereof shall cease to bear interest on the redemption date referred to in such notice and the only right of the Holder shall be to receive payment of the redemption price. Notice of any optional redemption of any Notes shall be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the redemption date. The notice of redemption shall specify, among other things, the redemption price and the aggregate principal amount of Notes to be redeemed. The notice of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company). In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date (1) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and HSBC Securities (USA) Inc. (or their respective affiliates that are primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”)), a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and their respective successors and (2) one other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.; provided, however, that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Notes shall not be entitled to the benefit of any sinking fund.

6.	Change of Control Offer
If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Article III, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or, at the Holder's option, any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder's Notes on the terms set forth in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company's option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes describing the transaction or transactions that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
In order to accept the Change of Control Offer, the Holder must deliver to the Paying Agent, at least five Business Days prior to the Change of Control Payment Date, this Note together with the form entitled “Election Form” (which form is annexed as Exhibit E to the Indenture) duly completed, or a facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth:
(i)the name of the Holder of this Note;
(ii)the principal amount of this Note;
(iii)the principal amount of this Note to be repurchased;
(iv)the certificate number or a description of the tenor and terms of this Note;
(v)a statement that the Holder is accepting the Change of Control Offer; and
(vi)a guarantee that this Note, together with the form entitled “Election Form” duly completed, shall be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.
Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Note, but in that event the principal amount of this Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and
(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.
The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the Change of Control Payment Date.
The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company shall be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event. In addition, the Company shall not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
At the time the Company delivers Notes to the Trustee which are to be accepted for repurchase, the Company shall also deliver an Officer's Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms hereof. A Note shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer's Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.
The Company and the Guarantor shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company and the Guarantor shall comply with those securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company's assets and the assets of the Subsidiaries, taken as a whole, to one or more persons (other than to the Company or any of its Subsidiaries); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than the Company or any of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company's outstanding Voting Stock or other Voting Stock into which the Company's Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person or any such person consolidates with, or merges with or into, the Company, in any such case pursuant to a transaction in which any of the Company's outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company's Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Company's board of directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company's liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company's Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions will be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Continuing Director” means, as of any date of determination, any member of the Company's board of directors who (1) was a member of such board of directors on the Issue Date or (2) was nominated for election, elected or appointed to such board of directors with the approval (either by a specific vote or by approval of the Company's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination) of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.
“Fitch” means Fitch Ratings Ltd., or any successor thereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
“Moody's” means Moody's Investors Service, Inc., or any successor thereto.
“Rating Event” means the rating on the Notes is lowered independently by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company's intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).
“Rating Agencies” means each of Moody's and S&P and, if either of Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company's control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, reasonably selected by the Company (as certified by a resolution of the Company's board of directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be; provided, however, that, if Fitch commences a rating of the Notes, then Fitch shall also be deemed to be a Rating Agency.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

7.	Denominations; Transfer; Exchange
The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending on the date of such mailing.

8.	Persons Deemed Owners
The registered holder of this Note shall be treated as the owner of it for all purposes.

9.	Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.	Defeasance
Certain of the Company's and the Guarantor's obligations under the Indenture with respect to the Notes may be terminated if the Company or the Guarantor irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all such Notes, as provided in the Indenture.

11.	Amendment, Waiver
The Indenture permits, with certain exceptions as therein provided, the Company, the Guarantor, the Trustee, and, as applicable, the Collateral Agent, with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures, amendments or waivers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note, the Indenture, the Guarantee and the Security Documents or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Note affected thereby, no such supplemental indenture shall, among other things: (i) reduce the principal amount of outstanding Notes whose Holders must consent to an amendment; (ii) reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the Notes; (iii) reduce the principal of, change or have the effect of changing the fixed maturity of the Notes, or change the date on which the Notes may be subject to redemption or repurchase or reduce the redemption price or repurchase price therefor; (iv) make the Notes payable in currency other than that stated in the Notes or change the place of payment of the Notes from that stated in the Notes or in the Indenture; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders holding a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) make any change to or modify in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor under the Guarantee; (vii) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or (viii) make any change to Section 9.1 or 9.2 of the Indenture. Notwithstanding the foregoing, without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then Outstanding, no amendment, supplement or waiver may: (i) modify any Security Document or the provisions in the Indenture dealing with Security Documents in any manner materially adverse to the Holders; or (ii) otherwise release the Collateral other than in accordance with the Indenture and the Security Documents.
The Indenture also permits the Company, the Guarantor, the Trustee and, as applicable, the Collateral Agent to enter into one or more supplemental indentures, amendments or waivers, without the consent of any Holders of the Notes: (i) to cure any ambiguity, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment by a successor Trustee; (v) to conform the terms of the Indenture, the Notes and/or the Guarantee to any provision of the “Description of the Notes,” as set forth in the Offering Memorandum; (vi) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company's or the Guarantor's obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof; (vii) to provide for the issuance of the Exchange Notes, which shall have terms substantially identical to the Initial Notes (except that the transfer restrictions contained in the Initial Notes shall be modified or eliminated, as appropriate, and there shall be no registration rights), and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; (viii) to provide for the issuance of any Additional Notes; (ix) to comply with the rules of any applicable securities depository; (x) to make any change that would provide any additional rights or benefits to the Holders (including to add additional assets to secure the Notes, add guarantees with respect to the Notes, transfer any property to or with the Trustee, add to the Company's covenants for the benefit of the Holders, add any additional events of default for the Notes, or surrender any right or power conferred upon the Company or the Guarantor) or, as evidenced by an Opinion of Counsel, that does not adversely affect the legal rights hereunder of any Holder in any material respect; (xi) change or eliminate any restrictions on the payment of principal of or premium, if any, on Notes in registered form; provided that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of the Holders in any material respect; or (xii) release the Guarantee (or any additional guarantees) and the Collateral (or any additional collateral) in accordance with the terms of the Indenture, the Guarantee and the Security Documents, as the case may be; or (xiii) supplement any provision of the Indenture as shall be necessary to permit or facilitate the defeasance and discharge of the Notes in accordance with the Indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of any of the Holders in any material respect.
The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes with respect to which any default under the Indenture shall have occurred and be continuing may, on behalf of the Holders of all Notes, waive such past default under the Indenture and its consequences, except a default (1) in the payment of the principal of or premium, if any, or interest on any Note, or (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

12.	Defaults and Remedies
If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Company or the Guarantor are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of or premium, if any, or interest) if it in good faith determines that withholding notice is not opposed to their interest.

13.	No Recourse Against Others
No recourse shall be had for the payment of the principal of or premium, if any, or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Company, of the Guarantor or of any successor entity to the Company or of the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

14.	Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.	Abbreviations
Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

16.	[CUSIP and ISIN Numbers
The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]

17.	Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
(Print or type assignee's name, address and zip code)
(Insert assignee's Social Security or Tax I.D. No.)
and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ____________________    Your Signature: ______________________
Signature Guarantee: ______________________________
(Signature must be guaranteed by a participant in a recognized Signature
Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

Sign exactly as your name appears on the other side of this Note.C-3

EXHIBIT C - Form of
Regulation S Certificate

REGULATION S CERTIFICATE
(For transfers pursuant to Sections
2.6(a), (c), (d) and (e) of the Indenture)
To:    WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
[Wells Fargo Bank - DAPS Reorg
MAC NT303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Atlanta, Georgia 30328]

Re:Tupperware Brands Corporation - 4.750% Senior Notes due 2021 (the “Notes”)
Reference is made to the Indenture, dated as of June 2, 2011 (the “Indenture”), among Tupperware Brands Corporation (the “Company”), the Guarantor and Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
This certificate relates to US$________ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
CUSIP No(s). [_______________]
CERTIFICATE No(s). ___________________
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who shall take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
1.Rule 903 or 904 Transfers. If the transfer is being effected in accordance with Rule 903 or 904:
(a)the Owner is not a distributor of the Notes, an affiliate of the Company or of any such distributor or a person acting on behalf of any of the foregoing;
(b)the offer of the Specified Notes was not made to a person in the United States;
(c)either:
(i)at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or
(ii)the transaction is being executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
(d)no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
(e)if the Owner is a dealer in Notes or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and
(f)the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
1.Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.
Dated:
(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)
By:
Name:
Title:
(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

EXHIBIT D - Form of
Rule 144A Certificate

RULE 144A CERTIFICATE
(For transfers pursuant to Sections
2.6(b), (c), (d) and (e) of the Indenture)
To: WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
[Wells Fargo Bank - DAPS Reorg
MAC NT303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com]

Re:    Tupperware Brands Corporation - 4.750% Senior Notes due 2021 (the “Notes”)

Reference is made to the Indenture, dated as of June 2, 2011 (the “Indenture”), among Tupperware Brands Corporation (the “Company”), the Guarantor and Wells Fargo Bank, National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) are used herein as so defined.
This certificate relates to US$________ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):
CUSIP No(s). [______________]
CERTIFICATE No(s). ____________________
The person in whose name this certificate is executed below (the “undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Notes are represented by a Global Note, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.
The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who shall take delivery in the form of a Rule 144A Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

D-1

1.    Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:
(a)    the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
(b)    the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner is relying on Rule 144A in connection with the transfer; and
2.    Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.
Dated:
(Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)
By:
Name:
Title:
(If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

D-2

EXHIBIT E

ELECTION FORM

TO BE COMPLETED ONLY IF THE HOLDER
ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

____________________

The undersigned hereby irrevocably requests and instructs the Company to repurchase the relevant Note (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Note, to the undersigned, ________________________________________________________________, at ___________________________________________________________ (please print or typewrite name and address of the undersigned).
For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the relevant Note, either (i) this Note with this “Election Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Note, (b) the principal amount of the Note, (c) the principal amount of the Note to be repurchased, (d) the certificate number or description of the tenor and terms of the Note, (e) a statement that the option to elect repurchase is being exercised, and (f) a guarantee stating that the Note to be repurchased, together with this “Election Form” duly completed shall be received by the Paying Agent five Business Days prior to the Change of Control Payment Date. The address of the Paying Agent is Wells Fargo Bank, National Association, [Wells Fargo Bank - DAPS Reorg, MAC NT303-121, 608 2nd Avenue South, Minneapolis, MN 55479, telephone: (877) 872-4605, fax: (866) 969-1290 and email: DAPSReorg@wellsfargo.com.]

If less than the entire principal amount of the relevant Note is to be repurchased, specify the portion thereof (which principal amount must be $2,000 or an integral multiple of $1,000 in excess thereof) which the Holder elects to have repurchased: $__________.

______________________________
Name:
Address:
Telephone Number:
Date: _________________________

EXHIBIT F
INCUMBENCY CERTIFICATE
The undersigned, ____________, being the ____________ of ____________ (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the adjacent right column opposite their respective names and the signatures appearing in the far right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of ___________, 2011, among the Company, the Guarantor and Wells Fargo Bank, National Association, as Trustee.

Name	Title	Signature
____________	____________	____________
____________	____________	____________
____________	____________	____________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.

_______________________________
Name:
Title: